U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                    Pursuant to Section 13 and 15(d) of the
                        Securities Exchange Act of 1934


Date  of  Report (date of earliest event reported):  April 15, 2004 (January 30,
2004)


                                U.S. ENERGY CORP.
                              -------------------
             (Exact Name of Registrant as Specified in its Charter)

          Wyoming                   000-6814               83-205516
----------------------------   ------------------     -------------------
(State or othe  jurisdiction      (Commission          (I.R.S.  Employer
     of incorporation)             File No.)           Identification No.)


Glen  L.  Larsen  Building
877  North  8th  West
Riverton,  WY                                                   82501
--------------------------------------------           --------------------
(Address  of  Principal  Executive  Offices)                 (Zip  Code)


       Registrant's telephone number, including area code: (307) 856-9271


                                 Not Applicable
                                 --------------
              (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     On January 30, 2004, U.S. Energy Corp., ("USE" or "the Company") through its 88.5% owned subsidiary Rocky Mountain Gas, Inc. ("RMG") closed on the acquisition of the assets of Hi-Pro, Production LLC ("Hi-Pro") for $6,800,000. The purchase included an average working interest of 58% (average 46.4% net revenue) in approximately 108 producing coalbed methane gas wells located in the Powder River Basin of Wyoming and 40,120 undeveloped fee acres in the Powder River Basin of Wyoming ("the Properties"). The purchase also included miscellaneous equipment, inventory and office facilities.

     The transaction was structured as an asset purchase, with a wholly owned subsidiary of RMG, RMG I, LLC ("RMG I") as the purchaser, in connection with the establishment of a mezzanine credit facility for up to $25,000,000 of secured loans to acquire and develop more proven coalbed methane reserves. RMG replaced Hi-Pro as the contract operator for 89% of the wells that were acquired.

     For information about the terms of the transaction not summarized below, see the Form 8-K/A filed on March 5, 2004. This Form 8-K/A files financial information about the purchased assets and pro forma financial information. See
Item  7.

     RMG negotiated the purchase based on the $7,113,000 present value, discounted 10%, of gas reserves recoverable (and the estimated future net revenues to be derived) from proved reserves in the Hi-Pro properties, as estimated as of November 1, 2003.

     The $6,800,000 purchase price reflects a deduction, negotiated by the parties in January 2004, to account for the decrease in gas production from October 2003 due to the impact on production from deferred maintenance on the properties, and the expected cost of such maintenance work after closing.

-     TERMS  OF  THE  PURCHASE.  The  purchase  price  of  $6,800,000  was paid:

  * $ 776,700 cash by RMG, $75,000 of which was non refundable as of December 31, 2003.
  * $ 588,300 net revenues from November 1, 2003 to December 31, 2003, which were retained by Hi-Pro.(1)
  * $ 500,000 by USE's 30 day promissory note (secured by 166,667 restricted shares of USE common stock, valued at $3.00 per share).(2)
  * $ 600,000 by 200,000 restricted shares of USE common stock (valued at $3.00 per share).(3)
  * $ 700,000 by 233,333 restricted shares of RMG common stock (valued at $3.00 per share).(4)
  *   $3,635,000  cash,  loaned  to  RMG  I  under the credit facility agreement
      ----------
      $6,800,000

     (1) RMG I paid all January operating costs at closing. Net revenues from the purchased properties for January 2003 were credited to RMG I's obligations under the credit facility agreement. These net revenues were considered by the parties to be a reduction in the purchase price which RMG I otherwise would have paid at the January 30, 2004 closing.
     (2) Pursuant to the terms of the promissory note, USE issued 166,667 shares as payment in full of this obligation during the first quarter of 2004.
     (3) USE agreed to file a resale registration statement with the SEC to cover public resale of these 200,000 shares.

     (4) From November 1, 2004 to November 1, 2006, the RMG shares shall be convertible at Hi-Pro's sole election into restricted shares of common stock of USE. The number of USE shares to be issued to Hi-Pro shall equal (A) the number of RMG shares to be converted, multiplied by $3.00 per share, divided by (B) the average closing sale price of the shares of USE for the 10 trading days prior to notice of conversion. The conversion right is exercisable cumulatively, as to at least 16,666 RMG shares per conversion.

     USE issued the participating lenders three year warrants to purchase a total of 318,465 shares of common stock of USE (subject to vesting) at $3.30 cash per share. At closing of the Hi-Pro acquisition, warrants on 63,693 shares vested. The remaining warrants will vest at the rate of the right to buy one USE share for each $157 which RMG I subsequently borrows under the credit facility. Regardless of when or if vested, all warrants will expire on the earlier of January 30, 2007, or the 180th day after USE notifies the warrant holders that USE's stock price has achieved or exceeded $6.60 per share for 15 consecutive business days. USE has agreed to file a registration statement with the SEC to cover public resale of the warrant shares.

     RMG assumed a liability in the amount of $155,700 for royalty owner payments that were in suspense. The assumption of this liability resulted in an increase in the basis of proven properties.

     RMG also signed a promissory note payable to Hi-Pro in the amount of $115,000 for the purchase of miscellaneous inventory and office equipment and field equipment. The purchase of these assets was in addition to the $6,800,000 purchase price of the Hi-Pro coalbed methane properties. The promissory note was due on March 30, 2004 and bore no interest if it was timely paid. RMG retired the note prior to its maturity date in March 2004.

     In a separate transaction, RMG purchased 5 trucks from an affiliate of Hi-Pro for $120,000. This transaction was completed by the payment of $4,500 in cash and a promissory note to a commercial bank in the amount of $115,700.

     As disclosed in the Company's Form 10-K for the year ended December 31, 2003, in June 2003, the Company and RMG contributed all their producing properties into a newly formed entity for an equity position in that entity (Pinnacle Gas Resources, Inc.). The Company and RMG therefore had no production of coal bed methane gas as of December 31, 2003. The acquisition of Hi-Pro therefore became 100% of the coal bed methane production for the Company and RMG.

ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The following financial statements for the Properties acquired in the Hi-Pro acquisition for the years ended December 31, 2003, 2002 and 2001 are filed herewith:

     INDEX     PAGE

Report  of  Independent  Certified  Public  Accountants                        5
Statements of Revenue  and Direct Operating  Expenses of Acquired Hi - Pro
      Properties                                                               6
Notes  to  Financial  Statements                                             7-9

     (b) PRO FORMA FINANCIAL INFORMATION. The unaudited pro forma combined balance sheet as of December 31, 2003, and the unaudited pro forma combined statement of operations for the year ended December 31, 2003, which give effect to the acquisition of the Hi-Pro Properties are filed herein on pages 10-16.

Board  of  Directors
U.S.  Energy  Corp.

     We have audited the accompanying Combined Statements of Revenue and Direct Operating Expenses of Certain Acquired Property Interests (combined statements) for the years ended December 31, 2003, 2002 and 2001. The combined statements are the responsibility of the Acquired Properties management. Our responsibility is to express an opinion on the combined statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statements. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying combined statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of U.S. Energy Corp.) as described in Note A and are not intended to be a complete presentation of the Acquired Properties revenue and expenses.

     In our opinion, the combined statements referred to above present fairly, in all material respects, the revenue and direct operating expenses as described in Note A of the Acquired Property Interests for the years ended December 31, 2003, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.


/s/  Grant  Thornton  LLP



Oklahoma  City,  Oklahoma
April  7,  2004

                                U.S. ENERGY CORP.
              STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES
                          OF ACQUIRED HI-PRO PROPERTIES




                                   Year  ended  December  31,


                                  2003         2002        2001
                               -----------  ----------  ----------
Revenue- gas sales             $ 4,381,100  $3,846,600  $6,922,500

Direct operating expenses
  Lease operations               1,091,700     956,100   1,181,700
  Production taxes                 521,800     495,800     849,800
                               -----------  ----------  ----------

                                 1,613,500   1,451,900   2,031,500
                               -----------  ----------  ----------

Excess of revenue over direct
  operating expenses           $ 2,767,600  $2,394,700  $4,891,000
                               ===========  ==========  ==========




        The accompanying notes are an integral part of these statements.

                                U.S. ENERGY CORP.
                       NOTES TO STATEMENTS OF REVENUE AND
                          DIRECT OPERATING EXPENSES OF
                           ACQUIRED HI-PRO PROPERTIES

                        December 31, 2003, 2002 and 2001


NOTE  A  -  BASIS  OF  PRESENTATION  AND  GENERAL  INFORMATION

     The accompanying combined statements present the ownership interests of the Company in the revenue and direct operating expenses of certain coalbed methane gas properties acquired in the acquisition of the Hi-Pro Properties on January
30, 2004. The combined statements include the revenue and direct operating expenses of the Properties for the years ended December 31, 2003, 2002 and 2001.

     The accompanying combined statements do not reflect provisions for depletion, depreciation, and amortization, if any, which may have been recorded in the financial records of the previous owner. The combined statements do not reflect certain additional expenses that may have been incurred in connection with the ownership of the Properties such as interest on indebtedness and general and administrative expenses incurred individually by the prior interest owners as such costs are not comparable to those which will result from the future operation of the Properties.

     Lease operations expense includes direct costs of operating the Properties.

     The Properties are not taxpaying entities. Any taxable income arising from the operation of the Properties accrues directly to the interest owners Accordingly, no provision for income taxes has been made in the combined statements of revenue and direct operating expenses.

NOTE  B  -  GAS  RESERVE  DATA  (UNAUDITED)

     The following estimates of proved developed and proved undeveloped reserve quantities and related standardized measure of discounted future net cash flows are estimates only, and do not purport to reflect realizable values or fair market values of the Properties' reserves. It is emphasized that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available.

     Proved reserves are estimated reserves of coalbed methane gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

                                U.S. ENERGY CORP.
                       NOTES TO STATEMENTS OF REVENUE AND
                          DIRECT OPERATING EXPENSES OF
                           ACQUIRED HI-PRO PROPERTIES

                        December 31, 2003, 2002 and 2001

     The standardized measure of discounted future net cash flows is computed by applying year-end prices of gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10% a year to reflect the estimated timing of the future cash flows. The following summaries of changes in reserves and standardized measure of discounted future net cash flows were prepared from estimates of proved reserves developed by an independent petroleum engineer and Company personnel. The acquired properties have no proved undeveloped reserves.


                  CHANGE IN STANDARDIZED MEASURE OF QUANTITIES




                                          December 31,

                                   2003         2002         2001
                                   MCF          MCF          MCF
                                ----------   ----------   ----------
Beginning of Year                5,409,210    7,349,918    8,997,579
Revision of previous estimates    (170,404)     628,246     (276,442)
Extensions & Discoveries                 -            -    2,088,700
Production                      (1,834,113)  (2,568,954)  (3,459,919)
                                ----------   ----------   -----------
End of Year                      3,404,693    5,409,210    7,349,918
                                ==========   ==========   ===========

                                U.S. ENERGY CORP.
                       NOTES TO STATEMENTS OF REVENUE AND
                          DIRECT OPERATING EXPENSES OF
                           ACQUIRED HI-PRO PROPERTIES

                        December 31, 2003, 2002 and 2001


NOTE  B  -  OIL  AND  GAS  RESERVE  DATA  (UNAUDITED)  -  CONTINUED

       Changes in Standardized Measure of Discounted Future Net Cash Flows
                         Related to Proved Gas Reserves


                                                        December 31,

                                              2003          2002          2001
                                          ------------  ------------  -------------
Standardized measure - beginning of year  $11,000,591   $ 4,727,437   $ 45,547,500

Sale & Transfer, net of production cost    (2,767,511)   (2,394,703)    (4,890,983)

Net  change in sales & transfer price,
net of production cost                        370,529     5,373,659    (30,173,881)

Extensions, discoveries and improved
recovery, net of future production and
development cost                                    -             -      1,343,452

Revision of Quantity Estimate                (353,171)    1,277,650       (177,806)

Accretion of Discount                       1,100,059       472,743      4,554,750

Change in Production Rate & Other          (2,294,097)    1,543,805    (11,475,595)
                                          -----------   -----------   ------------
Standardized measure - end of year        $ 7,056,400   $11,000,591   $  4,727,437
                                          ===========   ===========   ============

                                U.S. ENERGY CORP.

         PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003
                                  (UNAUDITED)


     The unaudited pro forma combined condensed consolidated balance sheet as of December 31, 2003 and the unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2003 give effect to the acquisition of certain property interests acquired in the acquisition of the Hi-Pro Properties by U.S. Energy Corp. ("USE" or "the Company"), and its subsidiary Rocky Mountain Gas, ("RMG") which has been accounted for using the purchase method of accounting. The pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if the transactions given pro forma effect herein had been consummated as of the time reflected herein, nor are they necessarily indicative of the future operating results or financial position of the Company. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. This information should be read in conjunction with the historical financial statements and related notes of the Company and the Statements of Revenue and Direct Operating Expenses of Hi-Pro Acquired Properties.

                       U.S. ENERGY CORP. AND SUBSIDIARIES
             PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                                     ASSETS
                                DECEMBER 31, 2003
                                   (UNAUDITED)

                                                                ACQUISITION
                                                                ADJUSTMENTS
                                                 U.S. ENERGY    FOR HI-PRO
                                                  HISTORICAL    PROPERTIES         COMBINED
                                                 ------------  ------------       -----------
CURRENT ASSETS:
  Cash and cash equivalents                      $ 4,084,800   $  (706,200)  (1)  $ 3,378,600
  Accounts Receivable                                397,700       551,100   (1)      948,800
  Other Current Assets                               708,900        88,300   (1)      797,200
                                                 ------------  ------------       -----------
    Total current assets                           5,191,400       (66,800)         5,124,600

INVESTMENTS:                                       7,831,900                        7,831,900

PROPERTIES AND EQUIPMENT:
  Land, Buildings, Machinery and Oil Properties   12,884,100       146,700   (1)   13,030,800
  Proven coal bed methane properties                             3,285,300   (1)    3,285,300
  Unproved coal bed methane properties
    excluded from amortization                     1,204,400     3,213,000   (1)    4,417,400
                                                 ------------  ------------       -----------
    Total property and equipment                  14,088,500     6,645,000         20,733,500
  Less accumulated depreciation,
    depletion and amortization                    (6,901,400)                      (6,901,400)
                                                 ------------  -----------        -----------
    Net property and equipment                     7,187,100     6,645,000         13,832,100

OTHER ASSETS:                                      3,719,300       145,000   (1)    3,864,300
                                                 ------------  ------------       -----------
  Total assets                                   $23,929,700   $ 6,723,200         30,652,900
                                                 ============  ============       ===========


        The accompanying notes are an integral part of these statements.

                       U.S. ENERGY CORP. AND SUBSIDIARIES
             PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
                       LIABILITIES AND STOCKHOLDERS EQUITY
                                DECEMBER 31, 2003
                                   (UNAUDITED)

                                                               ACQUISITION
                                                               ADJUSTMENTS
                                                U.S. ENERGY    FOR HI-PRO
                                                HISTORICAL     PROPERTIES          COMBINED
                                               -------------  -------------       -----------
CURRENT LIABILITIES                            $  1,909,700   $  1,615,400   (1)  $ 3,525,100

LONG-TERM DEBT                                    1,317,600      3,242,200   (1)    4,559,800

ASSET RETIREMENT OBLIGATIONS                      7,264,700        372,100   (1)    7,636,800

OTHER ACCRUED LIABILITIES                         2,158,600                         2,158,600

DEFERRED GAIN ON SALE OF ASSET                    1,295,700                         1,295,700

MINORITY INTERESTS                                  496,000        700,000   (1)    1,196,000

COMMITMENTS AND CONTINGENCIES

FORFEITABLE COMMON STOCK,  $.01 par value
  465,880 and 500,788 shares issued,
  forfeitable until earned                        2,726,600                         2,726,600

SHAREHOLDERS' EQUITY
  Common Stock, $.01 par value;
    unlimited shares authorized; 12,824,698
    and 13,024,698 shares issued respectively    49,833,800        793,500   (1)   50,627,300
  Accumulated deficit                           (43,073,000)                      (43,073,000)
                                               -------------  ------------        -----------
    Total shareholders' equity                    6,760,800        793,500          7,554,300
                                               -------------  -------------       -----------
  Total liabilities and shareholders' equity   $ 23,929,700   $  6,723,200         30,652,900
                                               =============  =============       ===========


         The accompanying notes are an integral part of these statements

                       U.S. ENERGY CORP. AND SUBSIDIARIES

                    PRO FORMA COMBINED CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                          Year Ended December 31, 2003
                                   (Unaudited)

                                                HI - PRO

                                U.S. ENERGY    PROPERTIES    ADJUSTMENTS          COMBINED
                               -------------  ------------  -------------       ------------
OPERATING REVENUES:
  Gas sales                    $    287,400   $ 4,381,100   $          -        $  4,668,500
  Other                             549,900             -              -             549,900
                               -------------  ------------  -------------       ------------
                                    837,300     4,381,100              -           5,218,400

OPERATING COSTS AND EXPENSES:
  Gas operations                    313,100     1,613,600      1,601,600   (2)     3,528,300
  Mineral holding costs           1,461,700             -              -           1,461,700
  General and administrative      6,300,400             -        485,900   (3)     6,786,300
                               -------------  ------------  -------------       ------------
                                  8,075,200     1,613,600      2,087,500          11,776,300
                               -------------  ------------  -------------       ------------

OPERATING (LOSS) GAIN:           (7,237,900)    2,767,500     (2,087,500)         (6,557,900)

OTHER INCOME & EXPENSES:
  Other Income                      758,500             -              -             758,500
  Other Expenses                   (831,500)            -              -            (831,500)
                               -------------  ------------  -------------       ------------
                                    (73,000)           --             --             (73,000)

(LOSS) GAIN INCOME BEFORE
  MINORITY INTEREST,
  PROVISION FOR INCOME TAXES,
  DISCONTINUED OPERATIONS
  AND CUMULATIVE EFFECT        ------------   -----------   ------------        ------------

  OF ACCOUNTING CHANGE:        $ (7,310,900)  $ 2,767,500   $ (2,087,500)       $ (6,630,900)
                               ============   ===========   ============        ============

NET (LOSS) INCOME PER SHARE
  BASIC                        $      (0.65)                                    $      (0.58)

NET (LOSS) INCOME PER SHARE    $      (0.65)                                    $      (0.58)
  DILUTED

BASIC WEIGHTED AVERAGE
  SHARES OUTSTANDING             11,180,975                                       11,380,975
                               ============                                     ============

DILUTED WEIGHTED AVERAGE
  SHARES OUTSTANDING             11,180,975                                       11,380,975
                               ============                                     ============


        The accompanying notes are an integral part of these statements.

                                U.S. ENERGY CORP.
                          NOTES TO UNAUDITED PRO FORMA
              COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE  A  -  BASIS  OF  PRESENTATION

     On January 30, 2004, the Company acquired the Hi-Pro coalbed methane Properties for $6,800,000 and other equipment, inventory and vehicles were also purchased for approximately $235,000. The accompanying pro forma combined condensed consolidated balance sheet has been presented as if the acquisition occurred on December 31, 2003 and the accompanying pro forma combined condensed consolidated statement of operations for the year ended December 31, 2003 has been prepared as if the acquisition was consummated on January 1, 2003.

     Basic earnings per share are based upon the weighted average number of common shares outstanding. Diluted earnings per common share are based on the assumption that all of the common stock options and purchase warrants are converted into common shares using the treasury stock method. There are no differences in net earnings for purposes of computing basic and diluted earnings per share as conversion of the common stock options and purchase warrants would have not effect on net earnings.

NOTE  B  -  PRO  FORMA  ADJUSTMENTS

     Pro forma adjustments are necessary to reflect the assumed effect of the acquisition on the balance sheet as of December 31, 2003 and statement of operations assuming the acquisition was consummated on January 1, 2003. The accompanying pro forma balance sheet and statement of operations reflect the following adjustments:

     (1) To record the acquisition of the Hi-Pro properties as of December 31, 2003. The fair value of stock warrants to acquire USE stock and overriding royalty interests on acquired properties conveyed to the lender are reflected as discount on debt.

     (2) To record pro forma overriding royalty to lender, depletion, fixed operating expenses and asset retirement accretion related to the Hi-Pro properties as though they had been purchased as of January 1, 2003.

     (3) To record interest expense on the long term debt and the amortization of warrants issued in relation to that debt and other debt issue cost as though the Hi-Pro properties had been purchased as of January 1, 2003.

                                U.S. ENERGY CORP.
                          NOTES TO UNAUDITED PRO FORMA
              COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003


NOTE  C  -  GAS  RESERVE  DATA  (UNAUDITED)

     The following tables contain certain gas disclosures reflecting the pro forma combined gas activities as of and for the year ended December 31, 2003.

                      Summary of Changes in Proved Reserves


                                                              December 31,
                                                                 2003
                                                                  MCF
                                                             -------------
Beginning of Year                                                5,994,813
Revision of previous estimates                                    (170,404)
Exchange of reserves in place (1)                                 (504,087)
Production                                                      (1,915,629)
                                                             -------------
End of Year                                                      3,404,693
                                                             =============

     (1) During June 2003, RMG contributed proved and unproved properties in exchange for a 37.5% interest in Pinnacle

            Standardized Measure of Discounted Future Net Cash Flows
                        Relating to Proved Gas Reserves

                                                              December 31,
                                                                 2003
                                                             -------------
Future Cash Inflows                                          $  14,217,600
Future Cost                                                  $  (5,613,700)
                                                             -------------
Future Net Cash Flows                                        $   8,603,900
10% Discount Factor                                          $  (1,547,500)
                                                             -------------
Standardized measure of discounted                           $   7,056,400
                                                             =============
future net cash flows

                                U.S. ENERGY CORP.
                          NOTES TO UNAUDITED PRO FORMA
              COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2003

NOTE  C  -  OIL  AND  GAS  RESERVE  DATA  (UNAUDITED)  -  CONTINUED


      Changes in Standardized Measure of Discounted Future Net Cash Flows
                         Related to Proved Gas Reserves



                                                                                 December 31,
                                                                                     2003
                                                                                -------------
Standardized measure - beginning of year                                        $  11,889,019

Sale & Transfer, net of production cost                                            (2,830,711)

Net  change in sales & transfer price,
net of production cost                                                                370,529

Revision of Quantity Estimate                                                        (353,171)

Accretion of Discount                                                               1,188,902

Net Change in income tax (1)                                                                -

Exchange of reserves in place (2)                                                    (825,228)

Change in Production Rate & Other                                                  (2,382,940)
                                                                                -------------
Standardized measure - end of year                                              $   7,056,400
                                                                                =============


(1) Due to significant net operating loss carryforwards no income tax expense is recognized

(2) During June 2003, RMG contributed proved and unproved properties in exchange for a 37.5% interest in Pinnacle

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       U.S. ENERGY CORP.


Dated:  April  15,  2004               By:     /s/  Robert  Scott  Lorimer
                                               ---------------------------
                                                Robert  Scott  Lorimer